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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statements of Joe's Jeans Inc. (the "Company") (Form S-3 No. 333-123088, No. 333-140867, No. 333-145727 and No. 333-149471; and Form S-8 No. 333-163187, No. 333-146740, No. 333-126544, No. 333-117755, No. 333-109151, No. 333-102580 and No. 333-179769) of our reports dated February 13, 2015, relating to the Company's consolidated financial statements and the schedule (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the existence of substantial doubt about the Company's ability to continue as a going concern), and the effectiveness of internal control over financial reporting of the Company, appearing in this Annual Report (Form 10-K) for the year ended November 30, 2014.

/s/ Moss Adams LLP

Los Angeles, California
February 13, 2015

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM